Exhibit 10.38

Dated 23 August 2011

(1)                                          King Reach Limited

(2)                                          Greatfaith Group Limited

(3)                                          Allstrong Investments Limited

(4)                                          VODone Limited

(5)                                          Dragon Joyce Limited

Deed of Release

in connection with the Share Pledge dated 9 October 2009 and as amended by the Supplemental Share Pledge dated 21 October 2009

THIS DEED OF RELEASE is made on the 23rd day of August 2011

BETWEEN:

(1)                                          King Reach Limited, a limited liability company incorporated in the British Virgin Islands having its registered office at P.O. Box 933, 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands (“King Reach”);

(2)                                          Greatfaith Group Limited, a limited liability company incorporated in the British Virgin Islands having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Greatfaith”);

(3)                                          Allstrong Investments Limited, a limited liability company incorporated in the British Virgin Islands having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Allstrong”);

(King Reach, Greatfaith and Allstrong, together the “Pledgors”, and a “Pledgor” means any one of them);

(4)                                          VODone Limited, a limited liability company incorporated in Bermuda having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (the “Pledgee”); and

(5)                                          Dragon Joyce Limited, a limited liability company incorporated in the British Virgin Islands having its registered office at P.O. Box 933, 3rd Floor, Omar Hodge Building, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Company”).

 (King Reach, Greatfaith, Allstrong, the Pledgee and the Company, together the “Releasing Parties”, and a “Releasing Party” means any one of them)

WHEREAS:

(A)                                        By a share purchase agreement dated 9 October 2009 (the “Share Purchase Agreement”) made between the Pledgors and the Pledgee, the Pledgors agreed to sell to the Pledgee 70% of the total issued shares of the Company as of the date thereof;

(B)                                        Pursuant to the Share Purchase Agreement, the Pledgors entered into a share pledge (the “Original Share Pledge”) dated 9 October 2009 and a supplemental agreement to the Original Share Pledge dated 21 October 2009 (the “Supplemental Share Pledge”, together with the Original Share Pledge, collectively referred to as the “Share Pledge”) in favour of the Pledgee in respect of 30% of the total issued shares of the Company as of the date thereof;

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(C)                                        Pursuant to a share swap agreement dated the date hereof (the “Share Swap Agreement”) entered into by King Reach, Greatfaith, the Pledgee and China Mobile Games and Entertainment Group Limited, a limited liability company incorporated in the Cayman Islands having its registered office at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“CMGE”), King Reach and Greatfaith have agreed to sell, and the Pledgee has agreed to purchase, the King Reach Sale Shares and the Greatfaith Sale Shares (as defined in the Share Swap Agreement) respectively;

(D)                                        Pursuant to the Share Swap Agreement, a share mortgage dated the date hereof in respect of, in total, 33,596,445 shares of the Pledgee owned by the Pledgors will be executed by the Pledgors in favour of the Pledgee (the “New Share Mortgage”); and

(E)                                         Consequently, it is the intention of the Releasing Parties to terminate the Share Pledge according to the terms herein.

NOW IT IS HEREBY AGREED as follows:

1.                                     Subject to the due execution of the New Share Mortgage by the Pledgors, the Pledgee hereby RELEASES AND DISCHARGES the Pledgors and the Company from any and all liabilities and obligations arising under the Share Pledge.

Execution of this deed

2.                                     If the Releasing Parties execute this Deed in separate counterparts, it will take effect as if they had all executed a single copy.  This Deed is intended to be a deed even if any Releasing party’s execution is not in accordance with the formalities required for the execution of deeds.

Governing Law and Submission to Jurisdiction

3.                                     This Deed shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).

4.                                     Each Releasing Party agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong in respect of any proceedings in connection with this Deed.

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IN WITNESS WHEREOF this Deed of Release has been executed on the day and year first above written.

EXECUTED AS A DEED and	)	For and on behalf of
THE COMMON SEAL of	)	King Reach Limited
	)	(Sd.) WU King Shiu Kelvin
King Reach Limited	)	Authorised Signature(s)
was affixed to this Deed	)
in the presence of:	)
(Sd.) CHANG Tat Joel

EXECUTED AS A DEED and	)	For and on behalf of
THE COMMON SEAL of	)	Greatfaith Group Limited
	)	(Sd.) CAO Kunyu
Greatfaith Group Limited	)	Authorised Signature(s)
was affixed to this Deed	)
in the presence of:	)
(Sd.) LI Mau

EXECUTED AS A DEED and	)	For and on behalf of
THE COMMON SEAL of	)	Allstrong Investments Limited
	)	(Sd.) KWONG Ka Tat
Allstrong Investments Limited	)	Authorised Signature(s)
was affixed to this Deed	)
in the presence of:	)
(Sd.) CHAN Kiu Sin

EXECUTED AS A DEED and	)	For and on behalf of
THE COMMON SEAL of	)	VODone Limited
	)	(Sd.) Hendrick SIN
VODone Limited	)	Authorised Signature(s)
was affixed to this Deed	)
in the presence of:	)
(Sd.) YAN Man Sing Frankie

EXECUTED AS A DEED and	)	For and on behalf of
THE COMMON SEAL of	)	Dragon Joyce Limited
	)	(Sd.) Hendrick SIN
Dragon Joyce Limited	)	Authorised Signature(s)
was affixed to this Deed	)
in the presence of:	)
(Sd.) YAN Man Sing Frankie